Exhibit 10.1

                           BIOTRANSPLANT INCORPORATED
                            Third Avenue, Building 75
                              Charlestown Navy Yard
                              Charlestown, MA 02129

                                                                 August 10, 1999

Fleet National Bank
One Federal Street
Boston, MA 02110

Gentlemen:

      This letter agreement will set forth certain understandings between BioTransplant Incorporated, a Delaware corporation (the "Borrower") and Fleet National Bank (the "Bank") with respect to Term Loans (hereinafter defined) to be made by the Bank to the Borrower. In consideration of the mutual promises contained herein and in the other documents referred to below, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank agree as follows:

      I. AMOUNTS AND TERMS

      1.1. References to Documents. Reference is made to (i) that certain $1,000,000 face principal amount promissory note (the "Term Note") of even date herewith made by the Borrower and payable to the order of the Bank, and (ii) that certain Security Agreement (Equipment) of even date herewith from the Borrower to the Bank (the "Security Agreement"). Notwithstanding anything to the contrary contained herein, the Bank and the Borrower agree that the letter agreement dated September 5, 1997 between the Borrower and the Bank, the $500,000 face principal amount promissory note issued by the Borrower under said letter agreement and the Security Agreement (Equipment) dated September 5, 1997 between the Borrower and the Bank have terminated and are of no force or effect.

      1.2. The Borrowing: Term Note. Subject to the terms and conditions hereinafter set forth, the Bank will make one or more loans (the "Term Loans") to the Borrower, as the Borrower may request, on any Business Day prior to the first to occur of (i) December 31, 1999 or (ii) the earlier termination of the within-described term loan facility pursuant to ss.5.2 or ss.6.5. A Term Loan shall be made, not more than once per calendar quarter (except that more than one Term Loan may be made in any calendar quarter provided that each additional Term Loan in any one calendar quarter is in an amount of at least $250,000), in order to finance the costs of Qualifying Equipment and Qualifying Leasehold Improvements acquired by the Borrower within the 90 days preceding the request for such Term Loan (except that the first Term Loan may be used to finance Qualifying Equipment and/or Qualifying Leasehold Improvement acquired at any time after April 1, 1998), each such Term Loan to be in such amount as may be requested by the Borrower; provided that (i) no Term Loan will be made after December 31, 1999; (ii) the aggregate original principal amounts of all Term Loans will not exceed $1,000,000; and (iii) no Term Loan will be in an amount more than 80% of the invoiced actual costs of the tangible

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property constituting the items of Qualifying Equipment and/or Qualifying
Leasehold Improvements with respect to which such Term Loan is made (excluding taxes, shipping, software, installation charges, training fees and other "soft costs"). Prior to the making of each Term Loan, and as a precondition thereto, the Borrower will provide the Bank with: (i) invoices supporting the costs of the relevant Qualifying Equipment and/or relevant Qualifying Leasehold Improvements; (ii) such evidence as the Bank may reasonably require showing that
(A) all Qualifying Equipment has been delivered to the Borrower's Charlestown, MA Premises, has been paid for by the Borrower (or is being paid for by the Borrower substantially simultaneously with the making of such Term Loan) and is owned by the Borrower free of all liens and interests of any other Person (other than the security interest of the Bank pursuant to the Security Agreement), and
(B) all Qualifying Leasehold Improvements have been built into or installed at the Borrower's Charlestown, MA Premises, have been completed and are fully operational, have been paid for by the Borrower (or are being paid for by the Borrower substantially simultaneously with the making of such Term Loan) and are owned by the Borrower free of all liens and interests of any other Person (other than the security interest of the Bank pursuant to the Security Agreement and except that items so built into the relevant premises as to become an integral part of the real estate may become the property of the owner of such premises);
(iii) supplements to the Security Agreement and related Uniform Commercial Code financing statements reflecting the items of Qualifying Equipment and/or Qualifying Leasehold Improvements with respect to which such Term Loan is being made (all in form and substance reasonably satisfactory to the Bank); and (iv) evidence satisfactory to the Bank that the Qualifying Equipment and Qualifying Leasehold Improvements are fully insured against casualty loss, with insurance naming the Bank as secured party and first loss payee. The Term Loans will be evidenced by the Term Note. The Borrower hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the Term Note or on the books of the Bank, at or following the time of making each Term Loan and of receiving any payment of principal, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the Term Loans. The amount so noted shall constitute prima facie evidence as to the amount owed by the Borrower with respect to principal of the Term Loans. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower or any right of the Bank hereunder or under the Term Note.

      1.3. Principal Repayment of Term Loans. The Borrower shall repay principal of the Term Loans in 36 equal consecutive monthly installments, commencing on January 31, 2000 and continuing on the last Business Day of each month thereafter. Each such monthly installment of principal shall be in an amount equal to 1/36th of the aggregate principal amounts of the Term Loans outstanding at the close of business on December 31, 1999. In any event, the then outstanding principal balance of all Term Loans and all interest then accrued but unpaid thereon shall be due and payable in full on December 31, 2002. Except as set forth in ss. 1.7, the Borrower may prepay, at any time or from time to time, without premium or penalty, the whole or any portion of the Term Loans; provided that each such principal prepayment shall be accompanied by payment of all interest under the Term Note accrued but unpaid to the date of payment. Any partial prepayment of principal of the Term Loans will be applied to installments of principal of


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the Term Loans thereafter coming due in inverse order of normal maturity.
Amounts repaid or prepaid with respect to the Term Loans are not available for reborrowing.

      1.4. Interest Rate. Except as otherwise provided below in this ss. 1.4, interest on the Term Loans will be payable at a fluctuating rate per annum (the "Floating Rate") which shall at all times be equal to the Prime Rate as in effect from time to time (but in no event in excess of the maximum rate permitted by then applicable law), with a change in such rate of interest to become effective on each day when a change in the Prime Rate becomes effective. Subject to the conditions set forth herein, the Borrower may elect that all or any portion of any Term Loan to be made under ss. 1.2 will be made as a LIBOR Loan with an Interest Period of three months, that all or any portion of any Floating Rate Loan (but not all or any portion of the COF Loan, if any) will be converted to a LIBOR Loan with an Interest Period of three months and/or that any LIBOR Loan will be continued at the expiration of the Interest Period applicable thereto as a new LIBOR Loan with an Interest Period of three months. Such election shall be made by the Borrower giving to the Bank a written or telephonic notice received by the Bank within the time period specified below and containing the information described in the next following sentence (a "Fixed Rate Borrowing Notice"). The Fixed Rate Borrowing Notice must be received by the Bank no later than 10:00 a.m. (Boston time) on that day which is two Business Days prior to the date of the proposed borrowing, conversion or continuation, as the case may be, and must specify the amount of the LIBOR Loan requested (which shall be $200,000 or an integral multiple of $100,000 in excess of $200,000), must identify the particular Term Loan or Loans so to be made, converted or continued, as the case may be, and must specify the proposed commencement date of the relevant Interest Period. Notwithstanding anything provided elsewhere in this letter agreement, the Borrower may not elect to have any installment of a Term Loan included in a LIBOR Loan if the Interest Period applicable thereto would continue after the due date of such installment. Any Fixed Rate Borrowing Notice shall, upon receipt by the Bank, become irrevocable and binding on the Borrower, and the Borrower shall, upon demand and receipt of a Bank Certificate with respect thereto, forthwith indemnify the Bank against any loss or expense reasonably incurred by the Bank as a result of any failure by the Borrower to borrow any requested LIBOR Loan, including, without limitation, any loss or expense reasonably incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Bank to fund or maintain such LIBOR Loan. At the expiration of each Interest Period applicable to a LIBOR Loan, the principal amount of such LIBOR Loan may be continued as a new LIBOR Loan to the extent and on the terms and conditions contained in this letter agreement by delivery to the Bank of a new Fixed Rate Borrowing Notice conforming to the requirements set forth above in this ss. 1.4 (and any LIBOR Loan not repaid and not so continued as a new LIBOR Loan will be deemed (subject to the provisions of the next following paragraph) to have been converted into a Floating Rate Loan). Notwithstanding any other provision of this letter agreement, the Bank need not make any LIBOR Loan or allow any conversion of a Floating Rate Loan to a LIBOR Loan at any time when there exists any Default or Event of Default.

      As at the close of business on December 31, 1999, the Borrower may convert to a COF Loan all (but not less than all) of the Terms Loans then outstanding. If the Borrower desires such conversion to a COF Loan, it will notify the Bank of same not less than two Business Days prior

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to the proposed conversion and will request that the Bank offer with respect to such Term Loans a rate of interest which shall be fixed (subject to adjustment as provided in this letter agreement) for the period commencing on the date of such conversion and ending on the final maturity date applicable to such Term Loans (the "Fixed Rate Period"). Following such request for a fixed rate, the Bank will endeavor to offer a proposed COF Interest Rate at a rate determined as provided below and under conditions determined by the Bank in its sole discretion. The Borrower may elect to accept such offer in the manner and within the time period specified in such offer. Any such election shall be irrevocable on the part of the Borrower. Upon such election, the interest rate payable with respect to the outstanding Term Loans shall be fixed (subject to adjustment as provided in this letter agreement) for the Fixed Rate Period and at the rate communicated by the Bank as its proposed COF Interest Rate. Any proposed COF Interest Rate offered under this Section will be a rate per annum equal to the sum of (i) 2.25% per annum plus (ii) the COF Rate for the applicable Fixed Rate Period (expressed as a per annum rate); provided, however, that the COF Interest Rate shall in no event exceed the maximum rate permitted by applicable law. The COF Rate shall be such rate per annum as is then quoted by the Bank as its "costs of funds" rate for three-year money. Said "cost of funds" rate refers, generally, as to any principal amount and for any period of time, to that per annum rate of interest which the Bank is required to pay, or is offering to pay, for wholesale liabilities of a similar principal amount and for a similar period of time (taking into account amortization of the relevant COF Loan), adjusted for reserve requirements and for such other requirements as may from time to time be imposed by federal, state or local governmental and/or regulatory agencies, all as determined from time to time in its sole discretion by the Bank's treasury group. The source or sources of funding utilized for the computation of the proposed rate shall be selected by the Bank at its sole discretion for offering to the Borrower, and the Borrower shall not have any claim against the Bank with respect to computation of any proposed COF Interest Rate. If the Borrower is dissatisfied with any proposed COF Interest Rate, the Borrower's sole remedy with respect thereto shall be not to accept such proposed COF Interest Rate within the applicable time period, and thus to cause interest on the Term Loans to be payable at the Floating Rate (subject to the Borrower's ability set forth elsewhere herein to obtain LIBOR Loans). Notwithstanding the foregoing provisions hereof, the Bank need not offer a proposed COF Interest Rate for any period of time with respect to which the Bank, in its sole discretion, determines that there are no recognized sources of funding available to it for such time period or principal amount or that the cost of funds with respect thereto would be unreasonably high or if there then exists any Default or Event of Default. Further, the Borrower may not convert into a COF Loan any LIBOR Loan prior to the end of the Interest Period applicable to such LIBOR Loan.

      If the Borrower does not elect a COF Interest Rate for all of the Term Loans, the Borrower may request and the Bank may issue caps, collars, swaps and other rate protection products, using the Bank's then customary documentation for such transactions. Such caps, collars, swaps and other rate protection products will be issued for such fees and upon such other terms and conditions as may be agreed upon by the Bank and the Borrower at the time of issuance thereof.

      Any request for a Fixed Rate Loan and any election to convert all or any portion of the Term Loans to a Fixed Rate Loan may be made on behalf of the Borrower only by a duly authorized officer; provided, however, that the Bank may conclusively rely upon any written or facsimile communication received from any individual whom the Bank believes in good faith to be such a duly authorized officer.

      1.5. Interest Payments. The Borrower will pay interest on the principal amount of the Term Loans outstanding from time to time, from the date hereof until payment of the Term Loans and the Term Note in full and the termination of this letter agreement. Interest on Floating Rate Loans and the COF Loan (if any) will be payable monthly in arrears on the first day of each month. Interest on each LIBOR Loan will be payable in arrears on the applicable Interest Payment Date. In any event, interest shall also be payable on the date of payment of the Term Loans in full. Interest on Floating Rate Loans shall be payable at the Floating Rate. The rate of interest payable on any LIBOR Loan will be the LIBOR Interest Rate applicable thereto. Interest on the COF Loan will be payable at the applicable COF Interest Rate. In any event, overdue principal of any Term Loan and, to the extent permitted by law, overdue interest on any Term Loan shall bear interest at a rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum plus (ii) the rate otherwise applicable to such overdue principal (or to the principal amount as to which such interest is overdue) pursuant to the Term Note and this letter agreement, payable on demand. All interest payable hereunder and/or under the Term Note will be calculated on the basis of a 360-day year for the actual number of days elapsed.

      1.6. Rate Determination Protection. In the event that:

            (i) the Bank shall determine that, by reason of circumstances affecting the London interbank market or otherwise, adequate and reasonable methods do not exist for ascertaining the LIBOR Interest Rate which would otherwise be applicable during any Interest Period, or

            (ii) the Bank shall determine that:

                  (A) the making or continuation of any LIBOR Loan has been made impracticable or unlawful by (1) the occurrence of any contingency that materially and adversely affects the London interbank market or (2) compliance by the Bank with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                  (B) LIBOR will not, in the reasonable determination of the Bank, adequately and fairly reflect the cost to the Bank of funding the LIBOR Loans for such Interest Period then the Bank shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower. In such event the obligations of the Bank to make LIBOR Loans shall be suspended until the Bank determines that the circumstances giving rise to such suspension no longer exist, whereupon the Bank shall notify the Borrower.

      1.7. Prepayment of Fixed Rate Loans. The following provisions of this ss.1.7 shall be effective only with respect to Fixed Rate Loans: If, due to acceleration of the Term Note or due to voluntary or mandatory prepayment or due to any other reason, the Bank receives payment of any principal of a LIBOR Loan on any date prior to the last day of the relevant Interest Period or receives payment of all or any portion of any installment of the COF Loan prior to the regularly scheduled due date for such installment or if there shall be any conversion pursuant to ss. 1.9, the Borrower shall, upon demand and receipt of a Bank Certificate from the Bank with respect thereto, pay forthwith to the Bank a yield maintenance fee in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the last day of the Interest Period applicable to the affected LIBOR Loan or to the regularly scheduled due date of the affected installment of the COF Loan (as the case may be) shall be subtracted from the "cost of funds" component (i.e., reserve-adjusted LIBOR in the case of LIBOR Loans or the COF Rate in the case of COF Loans) of the fixed rate in effect at the date of such prepayment or conversion. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the relevant Interest Period (or remaining until the regularly scheduled due date of the prepaid installment of the COP Loan, as the case may be). Said amount shall be reduced to present value calculated by using the number of days remaining in the relevant Interest Period (or remaining until the regularly scheduled due date of the prepaid installment of the COF Loan, as the case may be) and by using the above-referenced United States Treasury securities rate as the discount rate. The resulting amount shall be the yield maintenance fee due to the Bank upon prepayment or conversion of the applicable Fixed Rate Loan. Any acceleration of a Fixed Rate Loan due to an Event of Default will give rise to a yield maintenance fee calculated with the respect to such Fixed Rate Loan on the date of such acceleration in the same manner as though the Borrower had exercised a right of prepayment at that date, such yield maintenance fee being due and payable at that date.

      1.8. Increased Costs; Capital Adequacy.

            (i) If the adoption, effectiveness or phase-in, after the date hereof, of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (A) shall subject the Bank to any Imposition or other charge with respect to any Fixed Rate Loan, the Term Note or the Bank's agreement to make Fixed Rate Loans, or shall change the basis of taxation of payments to the Bank of the principal of or interest on any Fixed Rate Loan or any other amounts due under this letter agreement in respect of the Fixed Rate Loans or the Bank's agreement to make Fixed Rate Loans (except for changes in the rate of tax on the over-all net income of the
                  Bank); or

                  (B) shall impose, modify or deem applicable any reserve, special deposit, deposit insurance or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any LIBOR Loan, any such requirement already included in the applicable Reserve Rate and excluding, with respect to any COF Loan, any such requirement already included in the applicable COF Rate) against assets of, deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank or on the London interbank market any other condition affecting any Fixed Rate Loans, the Term Note or the Bank's agreement to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any Fixed Rate Loan or to reduce the amount of any sum received or receivable by the Bank under this letter agreement or under the Term Note with respect to any Fixed Rate Loan by an amount deemed by the Bank to be material, then, upon demand by the Bank and receipt of a Bank Certificate from the Bank with respect thereto, the Borrower shall pay to the Bank such additional amount or amounts as the Bank certifies to be necessary to compensate the Bank for such increased cost or reduction in amount received or receivable.

      (ii) If the Bank shall have determined that the adoption, effectiveness or phase-in after the date hereof of any applicable law, rule or regulation regarding capital requirements for banks or bank holding companies, or any change therein after the date hereof, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of such entity regarding capital adequacy (whether or not having the force of law) has or would have the effect of reducing the return on the Bank's capital with respect to its agreement hereunder to make Term Loans or with respect to any Term Loan (whether or not then subject to any LIBOR Interest Rate or COF Interest Rate) to a level below that which the Bank could have achieved (taking into consideration the Bank's policies with respect to capital adequacy immediately before such adoption, effectiveness, phase-in, change or compliance and assuming that the Bank's capital was then fully utilized) by any amount deemed by the Bank to be material: (A) the Bank shall promptly after its determination of such occurrence deliver a Bank Certificate with respect thereto to the Borrower; and (B) the Borrower shall pay to the Bank as an additional fee from time to time on demand such amount as the Bank certifies to be the amount that will compensate it for such reduction; provided that the Bank will not claim compensation under this paragraph (ii) unless the Bank is seeking similar compensation generally from other similar borrowers whose loan documents contain similar provisions.

      (iii) A Bank Certificate of the Bank claiming compensation under this ss.1.8 shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to the Bank hereunder and the method by which such amounts are determined. In determining any such amount, the Bank may use any reasonable averaging and attribution methods.

      (iv) No failure on the part of the Bank to demand compensation on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion and no failure on the part of the Bank to deliver any Bank Certificate in a timely manner shall in any way reduce any obligation of the Borrower to the Bank under this ss. 1.8.

      1.9. Illegality or Impossibility. Notwithstanding any other provision of this letter agreement, if the introduction of or any change in or in the interpretation or administration of any law or regulation applicable to the Bank or the Bank's activities in the London interbank market shall make it unlawful, or any central bank or other governmental authority having jurisdiction over the Bank or the Bank's activities in the London interbank market shall assert that it is unlawful, or otherwise make it impossible, for the Bank to perform its obligations hereunder to make LIBOR Loans or to continue to fund or maintain LIBOR Loans, then on notice thereof and demand therefor by the Bank to the Borrower, (i) the obligation of the Bank to fund LIBOR Loans shall terminate and
(ii) all affected LIBOR Loans shall be deemed to have been converted into Floating Rate Loans (with the Borrower to be responsible for any amount payable under ss. 1.7 as a consequence of such conversion) at the last day on which such LIBOR Loans may legally remain outstanding. Except as expressly provided in the immediately preceding sentence, no LIBOR Loan may be converted into a Floating Rate Loan prior to the end of the Interest Period applicable to such LIBOR Loan.

      1.10. Advances and Payments. The proceeds of all Term Loans shall be credited by the Bank to a general deposit account maintained by the Borrower with the Bank. The proceeds of each Term Loan will be used by the Borrower solely to pay or reimburse acquisition costs of Qualifying Equipment and Qualifying Leasehold Improvements.

      The Bank may charge any general deposit account of the Borrower at the Bank with the amount of all payments of interest, principal and other sums due, from time to time, under this letter agreement and/or the Term Note; and will thereafter notify the Borrower of the amount so charged. The failure of the Bank so to charge any account or to give any such notice shall not affect the obligation of the Borrower to pay interest, principal or other sums as provided herein or in the Term Note.

      Whenever any payment to be made to the Bank hereunder or under the Term Note shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and interest payable on each such date shall include the amount thereof which shall accrue during the period of such extension of time. All payments by the Borrower hereunder and/or in respect of the Term Note shall be made net of any Impositions or taxes and without deduction, set-off or counterclaim, notwithstanding any claim which the Borrower may now or at any time hereafter have against the Bank. All payments of interest, principal and any other sum payable hereunder and/or under the Term Note shall be made to the Bank, in lawful currency of the United States in immediately available funds, at its office at One Federal Street, Boston, MA 02110 or to such other address as the Bank may from time to time direct. All payments received by the Bank after 2:00 p.m. on any day shall be deemed received as of the next succeeding Business Day. All monies received by the Bank shall be applied first to fees, charges, costs and expenses payable to the Bank under this letter agreement, the Term Note and/or any of the other Loan Documents, next to interest then accrued on account of any Term Loans and only thereafter to principal of the Term Loans.

      1.11.Conditions to Advance. Prior to the making of the initial Term Loan, the Borrower shall deliver to the Bank duly executed copies of this letter agreement, the Security Agreement, the Term Note and the documents and other items listed on the Closing Agenda delivered herewith by the Bank to the Borrower, all of which, as well as all legal matters incident to the transactions contemplated hereby, shall be satisfactory in form and substance to the Bank and its counsel.

      Without limiting the foregoing, any Term Loan (including the initial Term
Loan) is subject to the further conditions precedent that on the date on which such Term Loan is made (and after giving effect thereto):

      (a) All statements, representations and warranties of the Borrower made in this letter agreement and/or in the Security Agreement (other than those statements, representations and warranties which are expressly stated to apply only as of a specific date and those statements, representations and warranties relating to facts which this letter agreement contemplates may change from time to time without violation of the terms of this letter agreement) shall continue to be correct in all material respects as of the date of such Term Loan.

      (b) All covenants and agreements of the Borrower contained herein and/or in any of the other Loan Documents shall have been complied with in all material respects on and as of the date of such Term Loan.

      (c) No event which constitutes, or which with notice or lapse of time or both would be reasonably likely to constitute, an Event of Default shall have occurred and be continuing.

      (d) No other material adverse change shall have occurred in the financial condition of the Borrower from that disclosed in the financial statements then most recently furnished to the Bank.

      Each request by the Borrower for any Term Loan, and each acceptance by the Borrower of the proceeds of any Term Loan, will be deemed a representation and warranty by the Borrower that at the date of such Term Loan and after giving effect thereto all of the conditions set forth in the foregoing clauses (a)-(d) of this ss. 1.11 will be satisfied.

      II. REPRESENTATIONS AND WARRANTIES

      2.1. Representations and Warranties. In order to induce the Bank to enter into this letter agreement and to make Term Loans hereunder, the Borrower warrants and represents to the Bank as follows:

      (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Borrower has full corporate power to own its property and conduct its business as now conducted and as proposed to be conducted, to grant the security interests contemplated by the Security Agreement and to enter into and perform this letter agreement and the other Loan Documents. The Borrower is duly qualified to do business and in good standing in Massachusetts and in each other jurisdiction in which the Borrower maintains any plant, office, warehouse or other facility and in each other jurisdiction where the failure so to qualify would (singly or in the aggregate with all other such failures) be reasonably likely to have a material adverse effect on the financial condition, business or prospects of the Borrower, all such jurisdictions being listed on item 2.1(a) of the attached Disclosure Schedule. At the date hereof, the Borrower has no Subsidiaries, other than BioTransplant Canada Limited. The Borrower is not a member of any partnership or joint venture.

      (b) At the date of this letter agreement, no Person is known to own, of record and/or beneficially, more than 5% of the outstanding shares of any class of the Borrower's capital stock, except as set forth on item 2.1(b) of the attached Disclosure Schedule.

      (c) The execution, delivery and performance by the Borrower of this letter agreement and each of the other Loan Documents have been duly authorized by all necessary corporate and other action and do not and will not:

            (i) violate any provision of, or require as a prerequisite to effectiveness any filing (other than filings under the Uniform Commercial
      Code), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower;

            (ii) violate any provision of the charter or by-laws of the Borrower, or result in a breach of or constitute a default or require any waiver or consent under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which the Borrower or any of its properties is bound or require any other consent of any Person (other than pursuant to any such indenture, loan or credit agreement or other material agreement, lease or instrument as to which violation by the Borrower would not be reasonably likely to have a material adverse effect on the financial condition, business or prospects of the Borrower); or

            (iii) result in, or require, the creation or imposition of any lien, security interest or other encumbrance (other than in favor of the Bank), upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

       (d) This letter agreement and each of the other Loan Documents delivered herewith has been duly executed and delivered by the Borrower and each is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

      (e) Except as described on item 2.1(e) of the attached Disclosure Schedule, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary of the Borrower before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would be reasonably likely to hinder or prevent the consummation of the transactions contemplated hereby or call into question the validity of this letter agreement or any of the other Loan Documents or any action taken or to be taken in connection with the transactions contemplated hereby or thereby or which in any single case or in the aggregate would be reasonably likely to result in any material adverse change in the business, prospects, condition, affairs or operations of the Borrower.

      (f) The Borrower is not in violation of any term of its charter or by-laws as now in effect. Neither the Borrower nor any Subsidiary is in material violation of any term of any mortgage, indenture or judgment, decree or order, or any other material instrument, contract or agreement to which it is a party or by which any of its property is bound, which violation would be reasonably likely to have a material adverse effect on the financial condition, business or prospects of the Borrower.

      (g) The Borrower has filed (and has caused each Subsidiary of the Borrower to file) all federal, foreign, state and local tax returns, reports and estimates required to be filed by the Borrower or any such Subsidiary. All such filed returns, reports and estimates are proper and accurate and the Borrower (or the Subsidiary concerned, as the case may be) has paid all taxes, assessments, impositions, fees and other governmental charges required to be paid in respect of the periods covered by such returns, reports or estimates, other than any such taxes, assessments, impositions, fees and charges which are being contested in good faith by appropriate proceedings which serve to stay the remedies of the relevant taxing authority and as to which the Borrower has established and maintains adequate reserves. No deficiencies for any tax, assessment or governmental charge have been asserted or assessed, and the Borrower knows of no material tax liability or basis therefor.

      (h) The Borrower is in compliance (and each Subsidiary of the Borrower is in compliance with) with all requirements of law, federal, foreign, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all premises occupied by it, failure to comply with any of which would (singly or in the aggregate with all other such failures) be reasonably likely to have a material adverse effect upon the assets, business, financial condition or prospects of the Borrower. Without limiting the foregoing, the Borrower has all the material franchises, licenses, leases, permits, certificates and authorizations needed for the conduct of its business and the use of its properties and all premises occupied by it, as now conducted, owned and used.

      (i) The audited financial statements of the Borrower as at December 31, 1998 and the management-generated financial statements of the Borrower as at March 31, 1999, each heretofore delivered to the Bank, are complete and accurate and fairly present the financial condition of the Borrower as at the dates thereof and for the periods covered thereby, except that the management-generated statements do not have footnotes and thus do not present the information which would normally be contained in footnotes to financial statements and are subject to normal year-end audit adjustments. The Borrower does not have any liability, contingent or otherwise, not disclosed in the aforesaid financial statements or in any notes thereto that would be reasonably likely to materially adversely affect the financial condition of the Borrower. Since December 31, 1998, here has been no material adverse development in the business, condition or prospects of the Borrower, and the Borrower has not entered into any material transaction other than in the ordinary course.

      (j) The principal place of business and chief executive offices of the Borrower are located at Third Avenue, Building 75, Charlestown Navy Yard, Charlestown, MA 02129 (the "Premises"). All of the books and records of the Borrower are located at the Premises. Except as described on item 2.1(j) of the attached Disclosure Schedule, no assets of the Borrower are located at any address other than the Premises. Said item 2.1(j) of the attached Disclosure Schedule sets forth the names and addresses of all record owners of the Premises.

      (k) The Borrower owns or has a valid right to use all of the patents, licenses, copyrights, trademarks and trade names now being used or necessary to conduct its business. To the best knowledge of the Borrower, the conduct of the Borrower's business as now operated does not conflict with valid patents, copyrights, trademarks or trade names of others in any manner that would be reasonably likely to materially adversely affect the business, prospects, assets or condition, financial or otherwise, of the Borrower.

      (l) None of the executive officers or key employees of the Borrower is subject to any agreement in favor of anyone other than the Borrower which limits or restricts that person's right to engage in the type of business activity conducted or proposed to be conducted by the Borrower or which grants to anyone other than the Borrower any rights in any inventions or other ideas susceptible to legal protection developed or conceived by any such officer or key employee.

      (m) The Borrower is not a party to any contract or agreement which now has or, as far as can be foreseen by the Borrower at the date hereof, would be reasonably likely to have a material adverse effect on the financial condition, business, prospects or properties of the Borrower.

      (n) The Borrower has reviewed the material software which it uses in its business for "Year 2000" compliance and has determined that such software will continue to function in the manner intended without interruption of service or other difficulty resulting from the "Year 2000 problem". The Borrower will, at the request of the Bank, provide such reports and other information as the Bank may reasonably request in order to evidence such Year 2000 compliance.

      III. AFFIRMATIVE COVENANTS AND REPORTING REQUIREMENTS

      Without limitation of any other covenants and agreements contained herein or elsewhere, the Borrower agrees that so long as the financing arrangements contemplated hereby are in effect or all or any portion of any Term Loan or any of the other Obligations shall be outstanding:

      3.1. Legal Existence; Qualification; Compliance. The Borrower will maintain (and will cause each Subsidiary of the Borrower to maintain) its corporate existence and good standing in the jurisdiction of its incorporation; provided that any Subsidiary of the Borrower may be dissolved and its assets transferred to the Borrower or may be merged into the Borrower, with the Borrower to be the surviving entity. The Borrower will remain qualified to do business in Massachusetts. The Borrower will qualify to do business and will remain qualified and in good standing (and the Borrower will cause each Subsidiary of the Borrower to qualify and remain qualified and in good standing) in each other jurisdiction where the Borrower or such Subsidiary, as the case may be, maintains any plant, office, warehouse or other facility and in each other jurisdiction where the failure so to qualify would (singly or in the aggregate with all other such failures) be reasonably likely to have a material adverse effect on the financial condition, business or prospects of the Borrower or any such Subsidiary; provided that any Subsidiary of the Borrower may be dissolved and its assets transferred to the Borrower or may be merged into the Borrower, with the Borrower to be the surviving entity. The Borrower will comply (and will cause each Subsidiary of the Borrower to comply) with its charter documents and by-laws. The Borrower will comply with (and will cause each Subsidiary of the Borrower to comply with) all applicable laws, rules and regulations (including, without limitation, ERISA and those relating to environmental protection) other than (i) laws, rules or regulations the validity or applicability of which the Borrower or such Subsidiary shall be contesting in good faith by proceedings which serve as a matter of law to stay the enforcement thereof and (ii) those laws, rules and regulations the failure to comply with any of which would not (singly or in the aggregate) be reasonably likely to have a material adverse effect on the financial condition, business or prospects of the Borrower or any such Subsidiary.

      3.2. Maintenance of Property; Insurance. The Borrower will maintain and preserve (and will cause each Subsidiary of the Borrower to maintain and preserve) all of its properties in good working order and condition, making all necessary repairs thereto and replacements thereof. The Borrower will maintain all such insurance as may be required under the Security Agreement and will also maintain, with financially sound and reputable insurers, insurance with respect to its property and business against such liabilities, casualties and contingencies and of such types and in such amounts as shall be reasonably satisfactory to the Bank from time to time and in any event all such insurance as may from time to time be customary for companies conducting a business similar to that of the Borrower in similar locales.

      3.3. Payment of Taxes and Charges. The Borrower will pay and discharge (and will cause each Subsidiary of the Borrower to pay and discharge) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or property, including, without limitation, taxes, assessments, charges or levies relating to real and personal property, franchises, income, unemployment, old age benefits, withholding, or sales or use, prior to the date on which penalties would attach thereto, and all lawful claims (whether for any of the foregoing or otherwise) which, if unpaid, might give rise to a lien upon any property of the Borrower or any such Subsidiary, except any of the foregoing which is being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and for which the Borrower has established and is maintaining adequate reserves. The Borrower will pay, and will cause each of its Subsidiaries to pay, in a timely manner, all material lease obligations, material trade debt, material purchase money obligations and material equipment lease obligations; provided that nothing contained in this sentence will be deemed to require the Borrower or any such Subsidiary to pay any such lease obligations, trade debt, purchase money obligations or equipment lease obligations so long as the Borrower is disputing in good faith its obligation to pay same under circumstances in which no material property or interest of the Borrower is jeopardized by such non-payment and in which the Borrower has established and is maintaining adequate reserves. For the purpose of the immediately preceding sentence, Indebtedness and other obligations will not be considered "material" unless any such Indebtedness or obligations (together with all related Indebtedness and obligations) exceed $100,000 in amount or unless the failure to pay same could cause the Borrower or any Subsidiary to incur a loss in excess of $100,000. The Borrower will perform and fulfill all material covenants and agreements under any material leases of real estate, material agreements relating to purchase money debt, material equipment leases and other material contracts; provided that nothing contained in this sentence will be deemed to require the Borrower to perform or fulfill any such covenants or agreements so long as the Borrower is disputing in good faith its obligation to perform or fulfill same under circumstances in which no material property or interest of the Borrower is jeopardized by such nonperformance or nonfulfillment and in which the Borrower has established and is maintaining adequate reserves. For the purpose of the immediately preceding sentence, no lease, agreement or other contract will be considered "material" unless the failure to perform same could cause the Borrower or any Subsidiary to incur a loss in excess of $100,000. The Borrower will maintain in full force and effect, and comply with the terms and conditions of, all permits, permissions and licenses necessary or desirable for its business and as to which the failure to maintain and/or comply with same could have a material adverse effect on the Borrower.

      3.4. Accounts. The Borrower will maintain its principal operating accounts with the Bank.

      3.5. Conduct of Business. The Borrower will conduct, in the ordinary course, the business in which it is presently engaged. The Borrower will not, without the prior written consent of the Bank, directly or indirectly (itself or through any Subsidiary) enter into any other unrelated lines of business, businesses or ventures not substantially related to the lines of business conducted by the Borrower at the date of this letter agreement.

      3.6. Reporting Requirements. The Borrower will furnish to the Bank (or cause to be furnished to the Bank):

            (i) Within 90 days after the end of each fiscal year of the Borrower, a copy of the Borrower's Annual Report on Form 10-K for such fiscal year, as filed with the SEC. Such Annual Report will contain or will be accompanied by the annual audit report for such fiscal year for the Borrower, including therein consolidated and consolidating balance sheets of the Borrower and Subsidiaries as at the end of such fiscal year and related consolidated and consolidating statements of income, stockholders' equity and cash flow for the fiscal year then ended. The annual consolidated financial statements shall be audited by the Borrower's independent public accountants, such audit report to be in such form as is generally recognized as "unqualified". The Borrower will also deliver to the Bank, within 90 days after the commencement of each fiscal year, projections of sales, income and expenses of the Borrower for such fiscal year, prepared by the Borrower's management and approved by the Borrower's Board of Directors, such projections to be in such detail as is reasonably satisfactory to the Bank.

            (ii) Within 45 days after the end of each fiscal quarter of the Borrower, a copy of the Borrower's Quarterly Report on Form 10-Q for such fiscal quarter, as filed with the SEC. Such Quarterly Report will contain or will be accompanied by consolidated and consolidating balance sheets of the Borrower and Subsidiaries and related consolidated and consolidating statements of income and cash flow, unaudited but prepared in accordance with generally accepted accounting principles consistently applied fairly presenting the financial condition of the Borrower and Subsidiaries as at the dates thereof and for the periods covered thereby (except that such quarterly statements need not contain notes to the financial statements) and certified as complete by the chief financial officer or chief executive officer of the Borrower, such balance sheets to be as at the end of such fiscal quarter and such statements of income and cash flow to be for such fiscal quarter and for the year to date, in each case together with a comparison to the results for the corresponding fiscal period of the immediately prior fiscal year.

            (iii) At the time of delivery of each annual or quarterly report or financial statement of the Borrower, a certificate executed by the chief financial officer or chief executive officer of the Borrower stating that he or she has reviewed this letter agreement and the other Loan Documents and has no knowledge of any default by the Borrower in the performance or observance of any of the provisions of this letter agreement or of any of the other Loan Documents or, if he or she has such knowledge, specifying each such default and the nature thereof. Each financial statement given as at the end of any fiscal quarter of the Borrower will also set forth the calculations necessary to evidence compliance with ss.ss.3.7-3.9.

            (iv) Promptly after receipt, a copy of all audits or reports submitted to the Borrower by independent public accountants in connection with any annual, special or interim audits of the books of the Borrower and any "management letter" submitted by such accountants.

            (v) As soon as possible and in any event within five days after the Borrower knows of or reasonably should have known of the occurrence of any Default or Event of Default, the statement of the Borrower setting forth details of each such Default or Event of Default and the action which the Borrower proposes to take with respect thereto.

            (vi) Promptly after the commencement thereof, notice of the commencement of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, to which the Borrower or any Subsidiary of the Borrower is a party; provided, however, that nothing contained in this clause (vi) will be deemed to require the Borrower to give notice of any such action, suit or proceeding which seeks monetary damage only, such damages being in the amount of $100,000 or less.

            (vii) As long as the Borrower has a class of securities which is publicly traded, a copy of each periodic or current report of the Borrower filed with the SEC or any successor agency and each annual report, proxy statement and other communication sent by the Borrower to shareholders or other securityholders generally, such copy to be provided to the Bank promptly upon such filing with the SEC or such communication with shareholders or securityholders, as the case may be.

            (viii) Promptly after the Borrower has knowledge thereof, written notice of any development or circumstance which would reasonably be expected to have a material adverse effect on the Borrower or its business, properties, assets, Subsidiaries or condition, financial or otherwise.

            (ix) Promptly upon request, such other information respecting the financial condition, operations, receivables, inventory, machinery or equipment of the Borrower or any Subsidiary as the Bank may from time to time reasonably request.

      3.7. Capital Base. The Borrower will maintain, as at the close of each fiscal quarter of the Borrower (commencing with its results as at March 31, 1999), a consolidated Capital Base of not less than $8,000,000.

      3.8. Liquidity. The Borrower will maintain as at the close of each fiscal quarter of Borrower (commencing with its results as at March 31, 1999), a ratio of Net Quick Assets to Total Liabilities, which ratio shall be not less than 1.5 to 1.

      3.9. Debt Service Coverage. As used herein, "Determination Date" means the last day of each fiscal quarter of the Borrower. The Borrower will maintain on a consolidated basis, as at each Determination Date (commencing with its results as at March 31, 1999), a Debt Service Coverage Ratio of not less than 2.0 to 1. As used herein, the "Debt Service Coverage Ratio", as determined as at any Determination Date, means the ratio of (x) Earnings Available of the Borrower and Subsidiaries for the 12-month period ending on such Determination Date to
(y) the total of (1) all interest on any Indebtedness (whether senior or subordinated, long-term or current), which interest was paid or payable or accrued by the Borrower or any Subsidiary of the Borrower during such 12-month period ending on such Determination Date, plus (2) the aggregate current maturities of long-term debt of the Borrower and Subsidiaries outstanding at such Determination Date. Notwithstanding the foregoing, the Borrower need not comply with the foregoing provisions of this ss.3.9 as at any Determination Date if the Borrower's Unencumbered Cash Balance as at such Determination Date exceeds $8,000,000.

      3.10. Books and Records. The Borrower will maintain (and will cause each of its Subsidiaries to maintain) complete and accurate books, records and accounts which will at all times accurately and fairly reflect all of its transactions in accordance with generally accepted accounting principles consistently applied. The Borrower will, at any reasonable time and from time to time upon reasonable notice and during normal business hours (and at any time and without any necessity for notice following the occurrence of an Event of Default), permit the Bank, and any agents or representatives thereof, to examine and make copies of and take abstracts from the records and books of account of, and visit the properties of the Borrower and any of its Subsidiaries, and to discuss its affairs, finances and accounts with its officers, directors and/or independent accountants, all of whom are hereby authorized and directed to cooperate with the Bank in carrying out the intent of this ss.3.10. Each financial statement of the Borrower hereafter delivered pursuant to this letter agreement will be complete and accurate and will fairly present in all material respects the financial condition of the Borrower as at the date thereof and for the periods covered thereby.

      3.11. Landlord's Waiver. Prior to the making of the first Term Loan, the Borrower will use its best efforts to obtain, and will thereafter use its best efforts to maintain in effect at all times, waivers from the owners of all premises in which any material amount of Collateral is located, such waivers to be in form and substance reasonably satisfactory to the Bank.

      IV. NEGATIVE COVENANTS

      Without limitation of any other covenants and agreements contained herein or elsewhere, the Borrower agrees that so long as the financing arrangements contemplated hereby are in effect or all or any portion of any Term Loan or any of the other Obligations shall be outstanding:

      4.1. Indebtedness. Without the prior written consent of the Bank, the Borrower will not create, incur, assume or suffer to exist any Indebtedness (nor allow any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness), except for:

            (i) Indebtedness owed to the Bank, including, without limitation, the Indebtedness represented by the Term Note;

            (ii) Indebtedness of the Borrower or any Subsidiary for taxes, assessments and governmental charges or levies not yet due and payable;

            (iii) unsecured current liabilities of the Borrower or any Subsidiary (other than for money borrowed or for purchase money Indebtedness with respect to fixed assets) incurred upon customary terms in the ordinary course of business;

            (iv) purchase money Indebtedness (including, without limitation, Indebtedness in respect of capitalized equipment leases) owed to equipment vendors, equipment lessors and other Persons providing purchase money financing to the Borrower for equipment purchased or leased by the Borrower for use in the Borrower's business, provided that the total of Indebtedness permitted under this clause (iv) plus presently-existing equipment financing permitted under clause (v) of this ss.4.1 will not exceed $500,000 in the aggregate outstanding at any one time;

            (v) other Indebtedness (not described in any of clauses (i)-(iv) above) existing at the date hereof, but only to the extent set forth on item 4.1 of the attached Disclosure Schedule; and

            (vi) any guaranties or other contingent liabilities expressly permitted pursuant to ss.4.3.

      4.2. Liens. The Borrower will not create, incur, assume or suffer to exist (nor allow any of its Subsidiaries to create, incur, assume or suffer to exist) any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature (collectively, "Liens"), upon or with respect to any of its property or assets, now owned or hereafter acquired (including, without limitation, any trustee process affecting any account maintained by the Borrower with the Bank), except that the foregoing restrictions shall not apply to:

            (i) Liens for taxes, assessments or governmental charges or levies on property of the Borrower or any of its Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without interest or penalty or are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay any enforcement thereof and as to which adequate reserves are maintained;

            (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business for sums not yet due or which are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves are maintained;

            (iii) pledges or deposits under workmen's compensation laws, unemployment insurance, social security, retirement benefits or similar legislation;

            (iv) Liens in favor of the Bank;

            (v) Liens in favor of equipment vendors, equipment lessors and other Persons securing purchase money Indebtedness to the extent permitted by clause (iv) of ss.4.1; provided that no such Lien will extend to any property of the Borrower other than the specific items of equipment financed; or

            (vi) other Liens existing at the date hereof, but only to the extent and with the relative priorities set forth on item 4.2 of the attached Disclosure Schedule.

      Without limitation of the foregoing, the Borrower covenants and agrees that it will not enter into (and represents and warrants that it is not now a party to or subject to) any agreement or understanding with any Person other than the Bank which could prohibit or restrict in any manner the right of the Borrower to grant Liens on its assets to the Bank.

      4.3. Guaranties. The Borrower will not, without the prior written consent of the Bank, assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any debtor or otherwise to assure any creditor against loss) (and will not permit any of its Subsidiaries so to assume, guaranty or become directly or contingently liable) in connection with any indebtedness of any other Person, except (i) guaranties by endorsement for deposit or collection in the ordinary course of business, and (ii) guaranties existing at the date hereof and described on item 4.3 of the attached Disclosure Schedule.

      4.4. Dividends. The Borrower will not, without the prior written consent of the Bank, make any distributions to its shareholders, pay any dividends (other than dividends payable solely in capital stock of the Borrower) or redeem, purchase or otherwise acquire, directly or indirectly any of its capital stock, including, without limitation, any redemption of Preferred

Stock as described in the Borrower's charter documents; provided, however, that the Borrower may, without being deemed to be in violation of this ss.4.4, repurchase any of its capital stock issued to current or former officers, employees, directors, advisors or consultants of the Borrower pursuant to a plan or arrangement approved by the Borrower's Board of Directors, so long as, at the time of each such repurchase, and after giving effect thereto, there is no Default or Event of Default, with compliance with each of ss.ss.3.7 and 3.8 being determined for this purpose (on a forma basis, giving effect to the proposed transaction) both as at the then most recent fiscal quarter-end and as at the date of the proposed transaction (even if not a fiscal quarter-end).

      4.5. Loans and Advances. The Borrower will not make (and will not permit any Subsidiary to make) any loans or advances to any Person, including, without limitation, the Borrower's directors, officers and employees, except advances to such directors, officers or employees with respect to expenses incurred by them in the ordinary course of their duties and advances against salary, all of which loans and advances will not exceed, in the aggregate, $250,000 outstanding at any one time.

      4.6. Investments. The Borrower will not, without the Bank's prior written consent (such consent not to be unreasonably withheld or delayed), invest in, hold or purchase any stock or securities of any Person (nor will the Borrower permit any of its Subsidiaries to invest in, purchase or hold any such stock or securities) except: (i) readily marketable direct obligations of, or obligations guarantied by, the United States of America or any agency thereof; (ii) other investment grade debt securities and other Readily-Marketable Securities; (iii) mutual funds, the assets of which are primarily invested in items of the kind described in the foregoing clauses (i) and (ii) of this ss.4.6; (iv) deposits with or certificates of deposit issued by the Bank and any other obligations of the Bank or the Bank's parent; (v) deposits with or certificates of deposit issued by any other bank organized in the United States having capital in excess of $100,000,000; (vi) existing investments described on item 4.6 of the attached Disclosure Schedule; and (vii) investments in any Subsidiaries now existing or hereafter created by the Borrower pursuant to ss.4.7 below; provided that in any event the Tangible Net Worth of the Borrower alone (exclusive of its investment in Subsidiaries and any debt owed by any Subsidiary to the Borrower) will not be less than 90% of the consolidated Tangible Net Worth of the Borrower and Subsidiaries.

      4.7. Subsidiaries; Acquisitions. The Borrower will not, without the prior written consent of the Bank, make any acquisition of all or substantially all of the stock of any other Person or of all or substantially all of the assets of any other Person. The Borrower will not become a partner in any partnership. The Borrower will promptly inform the Bank if it forms any Subsidiaries.

      4.8. Merger. The Borrower will not, without the prior written consent of the Bank, merge or consolidate with any Person, or sell, lease, transfer or otherwise dispose of any material portion of its assets (whether in one or more transactions), other than sale of inventory in the ordinary course.

      4.9. Affiliate Transactions. The Borrower will not, without prior written consent of the Bank (such consent not to be unreasonably withheld or delayed), enter into any transaction, including, without limitation, the purchase, sale or exchange of any property or the rendering of any service, with any affiliate of the Borrower, except pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be obtained in a comparable arms'-length transaction with any Person not an affiliate; provided that nothing in this ss.4.9 shall be deemed to restrict the payment of salary, other similar payments or the granting of stock options to any officer or director of the Borrower at a level consistent with the salary, other payments and stock option grants being paid and made at the date of this letter agreement, nor to prevent the hiring of additional officers at a level of salary and other compensation and with stock option grants consistent with industry practice, nor to prevent reasonable periodic increases in salary and other compensation and additional stock option grants. For the purposes of this letter agreement, "affiliate" means any Person which, directly or indirectly, controls or is controlled by or is under common control with the Borrower; any officer or director of the Borrower; any Person owning of record or beneficially, directly or indirectly, 5% or more of any class of capital stock of the Borrower or 5% or more of any class of capital stock or other equity interest having voting power (under ordinary circumstances) of any of the other Persons described above; and any member of the immediate family of any of the foregoing. "Control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any Person, whether through ownership of voting equity, by contract or otherwise. Notwithstanding the foregoing, nothing contained in this ss.4.9 will be deemed to apply to (i) the Borrower's existing arrangements with Charles River Laboratories, Inc. or Novartis Pharma [Borrower to supply correct name] or (iii) the issuance of any equity securities of the Borrower, whether or not to any affiliate thereof.

      4.10. Change of Address, etc. The Borrower will not change its corporate name or legal structure, nor will the Borrower change its chief executive offices or principal place of business from the Premises described in ss.2.1(j), nor will the Borrower keep any Collateral at any location other than the Premises without, in each instance, giving the Bank at least 30 days' prior written notice and providing all such financing statements, certificates and other documentation as the Bank may reasonably request in order to maintain the perfection and priority of the security interests granted or intended to be granted pursuant to the Security Agreement. The Borrower will not change its fiscal year or materially change its methods of financial reporting unless, in each instance, prior written notice of such change is given to the Bank and prior to such change the Borrower enters into amendments to this letter agreement in form and substance reasonably satisfactory to the Bank in order to preserve unimpaired the rights of the Bank and the obligations of the Borrower hereunder.

      4.11. Hazardous Waste. Except as provided below, the Borrower will not dispose of or suffer or permit to exist any hazardous material or oil on any site or vessel owned, occupied or operated by the Borrower or any Subsidiary of the Borrower, nor shall the Borrower store (or permit any Subsidiary to store) on any site or vessel owned, occupied or operated by the Borrower or any such Subsidiary, or transport or arrange the transport of, any hazardous material or oil (the terms "hazardous material", "oil", "site" and "vessel", respectively, being used herein with the meanings given those terms in Mass. Gen. Laws, Ch. 21E or any comparable terms in any comparable statute in effect in any other relevant jurisdiction). The Borrower shall provide the Bank with written notice of (i) the intended storage or transport of any hazardous material or oil by the Borrower or any Subsidiary of the Borrower, (ii) any potential or known release or threat of release of any hazardous material or oil at or from any site or vessel owned, occupied or operated by the Borrower or any Subsidiary of the Borrower, and (iii) any incurrence of any expense or loss by any government or governmental authority in connection with the assessment, containment or removal of any hazardous material or oil for which expense or loss the Borrower or any Subsidiary of the Borrower may be liable. Notwithstanding the foregoing, the Borrower and its Subsidiaries may use, store and transport, and need not notify the Bank of the use, storage or transportation of, (x) oil in reasonable quantities, as fuel for heating of their respective facilities or for vehicles or machinery used in the ordinary course of their respective businesses and (y) hazardous materials that are solvents, cleaning agents or other materials used in the ordinary course of the respective business operations of the Borrower and its Subsidiaries in reasonable quantities, as long as in any case the Borrower or the Subsidiary concerned (as the case may be) has obtained and maintains in effect any necessary governmental permits, licenses and approvals, complies with all requirements of applicable federal, state and local law relating to such use, storage or transportation, follows the protective and safety procedures that a prudent businessperson conducting a business the same as or similar to that of the Borrower or such Subsidiary (as the case may be) would follow, and disposes of such materials (not consumed in the ordinary course) only through licensed providers of hazardous waste removal services.

      4.12. No Margin Stock. No proceeds of any Term Loan shall be used directly or indirectly to purchase or carry any margin security.

      4.13. Subordinated Debt. The Borrower will not directly or indirectly make any optional or voluntary prepayment or purchase of Subordinated Debt or modify, alter or add any provisions with respect to payment of Subordinated Debt. In any event, the Borrower will not make any payment of any principal of or interest on any Subordinated Debt at any time when there exists, or if there would result therefrom, any Default or Event of Default hereunder.

      V. DEFAULT AND REMEDIES

      5.1. Events of Default. The occurrence of any one of the following events shall constitute an Event of Default hereunder:

      (a) The Borrower shall fail to make any payment of principal of or interest on the Term Note on or before the date when due; or

      (b) Any representation or warranty of the Borrower contained herein shall at any time prove to have been incorrect in any material respect when made or any representation or warranty made by the Borrower in connection with any Term Loan shall at any time prove to have been incorrect in any material respect when made; or

      (c) The Borrower shall default in the performance or observance of any agreement or obligation under any of ss.ss.3.1, 3.3 (first sentence only), 3.6, 3.7, 3.8 or 3.9 or any provision of Article IV; or

      (d) The Borrower shall default in the performance of any other term, covenant or agreement contained in this letter agreement and such default shall continue unremedied for 30 days after written notice thereof shall have been given to the Borrower; or

      (e) Any default on the part of the Borrower or any Subsidiary of the Borrower shall exist, and shall remain unwaived or uncured beyond the expiration of any applicable notice and/or grace period, under any other contract, agreement or undertaking now existing or hereafter entered into with or for the benefit of the Bank (or any affiliate of the Bank); or

      (f) Any default shall exist and remain unwaived or uncured with respect to any Subordinated Debt of the Borrower or with respect to any instrument evidencing, guaranteeing, securing or otherwise relating to any such Subordinated Debt, or any such Subordinated Debt shall not have been paid when due, whether by acceleration or otherwise, or shall have been declared to be due and payable prior to its stated maturity, or any event or circumstance shall occur which permits, or with the lapse of time or the giving of notice or both would permit, the acceleration of the maturity of any Subordinated Debt by the holder or holders thereof; or

      (g) Any default shall exist and remain unwaived or uncured with respect to any Indebtedness (for borrowed money) of the Borrower or any Subsidiary of the Borrower in excess of $100,000 in aggregate principal amount or with respect to any instrument evidencing, guaranteeing, securing or otherwise relating to any such Indebtedness, or any such Indebtedness in excess of $100,000 in aggregate principal amount shall not have been paid when due, whether by acceleration or otherwise, or shall have been declared to be due and payable prior to its stated maturity, or any event or circumstance shall occur which permits, or with the lapse of time or the giving of notice or both would permit, the acceleration of the maturity of any such Indebtedness by the holder or holders thereof; or

      (h) The Borrower shall be dissolved, or the Borrower or any Subsidiary of the Borrower shall become insolvent or bankrupt or shall cease paying its debts as they mature or shall make an assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed for the Borrower or any Subsidiary of the Borrower or for a substantial part of the property of the Borrower or any such Subsidiary, or bankruptcy, reorganization, arrangement, insolvency or similar proceedings shall be instituted by or against the Borrower or any such Subsidiary under the laws of any jurisdiction (except for an involuntary proceeding filed against the Borrower or any Subsidiary of the Borrower which is dismissed within 60 days following the institution thereof); or

      (i) Any execution or similar process shall be issued or levied against any property of the Borrower or any Subsidiary and such execution or similar process shall not be paid, stayed, released, vacated or fully bonded within 30 days after its issue or levy; or

      (j) Any final uninsured judgment in excess of $100,000 shall be entered against the Borrower or any Subsidiary of the Borrower by any court of competent jurisdiction and shall not be paid or stayed within 30 days after entry thereof; or

      (k) The Borrower or any Subsidiary of the Borrower shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan (or other class of benefit which the PBGC has elected to insure) or any such plan shall be the subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of the Borrower or any Subsidiary of the Borrower to the PBGC which, in each case, in the reasonable opinion of the Bank would be reasonably likely to have a material adverse effect upon the financial condition of the Borrower or any such Subsidiary; or

      (l) The Security Agreement or any other Loan Document shall for any reason (other than due to payment in full of all amounts secured or evidenced thereby or due to discharge in writing by the Bank) not remain in full force and effect; or

      (m) The security interest and liens of the Bank in and on any of the Collateral described in the Security Agreement shall for any reason (other than written release by the Bank) not be fully perfected liens and security interests; or

      (n) If; at any time, more than 50% of any class of voting stock of the Borrower shall be held, of record and/or beneficially, by any Person or by any "group" (as defined in the Securities Exchange Act of 1934, as amended, and the regulations thereunder), other than as set forth on item 5.1(n) of the attached Disclosure Schedule.

      5.2. Rights and Remedies on Default. Upon the occurrence of any Event of Default, in addition to any other rights and remedies available to the Bank hereunder or otherwise, the Bank may exercise any one or more of the following rights and remedies (all of which shall be cumulative):

      (a) Declare the entire unpaid principal amount of the Term Note then outstanding, all interest accrued and unpaid thereon and all other amounts payable under this letter agreement, and all other Indebtedness of the Borrower to the Bank, to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

      (b) Terminate the arrangements for Term Loans provided for by this letter agreement.

      (c) Exercise all rights and remedies hereunder, under the Security Agreement, under the Term Note and under each and any other agreement with the Bank; and exercise all other rights and remedies which the Bank may have under applicable law.

      5.3. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, the Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, all of which are hereby expressly waived, to set off and to appropriate and apply any and all deposits and any other Indebtedness at any time held or owing by the Bank or any affiliate thereof to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Bank under this letter agreement or otherwise, irrespective of whether or not the Bank shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, may then be contingent or unmatured and without regard for the availability or adequacy of other collateral. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE BY THE BANK OF ITS RIGHT OF SET-OFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

      VI. MISCELLANEOUS

      6.1. Costs and Expenses. The Borrower agrees to pay, on demand and delivery of a Bank Certificate therefor, all reasonable costs and expenses (including, without limitation, reasonable legal fees) of the Bank in connection with the preparation, execution and delivery of this letter agreement, the Security Agreement, the Term Note and all other instruments and documents to be delivered in connection with any Term Loan and any amendments or modifications of any of the foregoing, as well as the reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of legal counsel) incurred by the Bank in connection with preserving, enforcing or exercising, upon default, any rights or remedies under this letter agreement, the Security Agreement, the Term Note and all other instruments and documents delivered or to be delivered hereunder or in connection herewith, all whether or not legal action is instituted. In addition, the Borrower shall be obligated to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this letter agreement, the Security Agreement, the Term Note and all other instruments and documents to be delivered in connection with any Obligation. Any fees, expenses or other charges which the Bank is entitled to receive from the Borrower under this Section shall bear interest from that date which is 30 days after the date of any demand therefor until the date when paid at a rate per annum equal to the sum of (i) four (4%) percent per annum plus (ii) the highest per annum rate otherwise payable under the Term Note (but in no event in excess of the maximum rate permitted by then applicable law).

      6.2. Facility Fee. With respect to the Term Loans, the Borrower is paying to the Bank, at the date of execution and delivery of this letter agreement, a non-refundable facility fee in the amount of $5,000. The fee described in this
Section is in addition to any balances and fees required by the Bank or any of its affiliates in connection with any other services now or hereafter made available to the Borrower.

      6.3. Other Agreements. The provisions of this letter agreement are not in derogation or limitation of any obligations, liabilities or duties of the Borrower under any of the other Loan Documents or any other agreement with or for the benefit of the Bank. No inconsistency in default provisions between this letter agreement and any of the other Loan Documents or any such other agreement will be deemed to create any additional grace period or otherwise derogate from the express terms of each such default provision. No covenant, agreement or obligation of the Borrower contained herein, nor any right or remedy of the Bank contained herein, shall in any respect be limited by or be deemed in limitation of any inconsistent or additional provisions contained in any of the other Loan Documents or any such other agreement.

       6.4. Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be mailed or delivered to the applicable party at the address indicated below:

             If to the Borrower:

             BioTransplant Incorporated
             Third Avenue, Building 75
             Charlestown Navy Yard
             Charlestown, MA 02129
             Attention: Thomas Austin, Controller

             If to the Bank:

             Fleet National Bank
             High Technology Division
             Mail Code: MA OF DO7A
             One Federal Street
             Boston, MA 02110
             Attention: Kimberly A. Martone, Senior Vice President

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed delivered on the earlier of (i) the date received or (ii) the date of delivery, refusal or non-delivery indicated on the return receipt if deposited in the United States mails, sent postage prepaid, certified or registered mail, return receipt requested, addressed as aforesaid.

       6.5. Binding Effect: Assignment: Termination. This letter agreement shall be binding upon the Borrower, its successors and assigns and shall inure to the benefit of the Borrower and the Bank and their respective permitted successors and assigns. The Borrower may not assign this letter agreement or any rights hereunder without the express written consent of the Bank. The Bank may, in accordance with applicable law, from time to time assign or grant participations in this letter agreement, the Term Loans and/or the Term Note. Without limitation of the foregoing generality,

            (i) The Bank may at any time pledge all or any portion of its rights under the Loan Documents (including any portion of the Term Note) to any of the 12 Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

            (ii) The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the Term Loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective assignees and Participants; provided that the Bank shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information to the same extent as the Bank would be required to maintain such confidentiality.

      The Borrower may terminate this letter agreement and the financing arrangements made herein by giving written notice of such termination to the Bank; provided that no such termination will release or waive any of the Bank's rights or remedies or any of the Borrower's obligations under this letter agreement or any of the other Loan Documents unless and until the Borrower has paid in full the Term Loans and all interest thereon and all fees and charges payable in connection therewith.

      6.6. Consent to Jurisdiction. The Borrower irrevocably submits to the non-exclusive jurisdiction of any Massachusetts court or any federal court sitting within The Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this letter agreement and/or the Term Note. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Borrower agrees that final judgment in any such suit, action or proceeding brought in such a court shall be enforced in any court of proper jurisdiction by a suit upon such judgment, provided that service of process in such action, suit or proceeding shall have been effected upon the Borrower in one of the manners specified in the following paragraph of this ss.6.6 or as otherwise permitted by law.

      The Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in the preceding paragraph of this ss.6.6 either (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to it at its address set forth in ss.6.4 (as such address may be changed from time to time pursuant to said ss.6.4) or (ii) by serving a copy thereof upon it at its address set forth in ss.6.4 (as such address may be changed from time to time pursuant to said ss.6.4).

      6.7. Severability, In the event that any provision of this letter agreement or the application thereof to any Person, property or circumstances shall be held to any extent to be invalid or unenforceable, the remainder of this letter agreement, and the application of such provision to Persons, properties or circumstances other than those as to which it has been held invalid and unenforceable, shall not be affected thereby, and each provision of this letter agreement shall be valid and enforced to the fullest extent permitted by law.

      6.8. Governing Law. This letter agreement and the Term Note shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts.

      6.9. Replacement Note. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of the Term Note or of any other Loan Document which is not of public record and upon the Bank providing reasonable indemnification for the Borrower (the Borrower agreeing that the Bank's unsecured agreement of indemnity will be sufficient for this purpose) and, in the case of any such mutilation, upon surrender and cancellation of the Term Note or other Loan Document, the Borrower will issue, in lieu thereof, a replacement Term Note or other Loan Document in the same principal amount (as to the Term Note) and in any event of like tenor.

      6.10. Usury. All agreements between the Borrower and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Term Note or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the Indebtedness represented by the Term Note exceed the maximum permissible under applicable law. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank, in the execution, delivery and acceptance of the Term Note, to contract in strict compliance with the laws of The Commonwealth of Massachusetts. If, under any circumstances whatsoever, performance or fulfillment of any provision of the Term Note or any of the other Loan Documents at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be performed or fulfilled shall be reduced automatically to the limits of such validity, and if under any circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Term Note and not to the payment of interest. The provisions of this ss.6.10 shall control every other provision of this letter agreement and of the Term Note.

      6.11. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY MUTUALLY WAIVE THE

RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE TERM NOTE OR ANY OTHER LOAN DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS LETTER AGREEMENT AND TO MAKE TERM LOANS AS CONTEMPLATED HEREIN.

      VII. DEFINED TERMS

      7.1. Definitions, In addition to terms defined elsewhere in this letter agreement, as used in this letter agreement, the following terms have the following respective meanings:

      "Bank Certificate" - A certificate signed by an officer of the Bank setting forth any additional amount required to be paid by the Borrower to the Bank pursuant to ss.1.4, ss.1.7, ss.1.8 or ss.6.1 of this letter agreement, which certificate shall be submitted by the Bank to the Borrower in connection with each demand made at any time by the Bank upon the Borrower with respect to any such additional amount, and each such certificate shall, save for manifest error, constitute presumptive evidence of the additional amount required to be paid by the Borrower to the Bank upon each demand. A claim by the Bank for all or any part of any additional amount required to be paid by the Borrower may be made before and/or after the end of the Interest Period to which such claim relates or during which such claim has arisen and before and/or after any payment hereunder to which such claim relates. Each Bank Certificate shall set forth in reasonable detail the basis for and the calculation of the claim to which it relates.

      "Business Day" - Any day which is not a Saturday, nor a Sunday nor a public holiday under the laws of the United States of America or The Commonwealth of Massachusetts applicable to a national bank or other day on which banks in Boston, Massachusetts are authorized or directed to close; provided however that if the applicable provision relates to a LIBOR Loan, then the term "Business Day" shall not include any day on which dealings are not carried on in the London interbank market or on which banks are not open for business in London.

      "Capital Base" - At any time, the sum of (i) the consolidated Tangible Net Worth of the Borrower and Subsidiaries then existing, plus (ii) the principal amount of Subordinated Debt of the Borrower then outstanding (nothing contained herein being deemed to authorize the incurrence of any such Subordinated Debt).

      "Cash-Equivalents" - Each of the following: (i) readily marketable direct obligations of, or obligations guarantied by, the United States of America or any agency thereof and entitled to the full faith and credit of the United States of America, (ii) demand deposits with the Bank or with any other commercial bank chartered by the United States or by any state and having undivided capital and surplus of not less than $1,000,000,000, or (iii) interests in mutual funds, substantially all of the assets of which shall be governmental obligations of the type described in clause (i) of this sentence.

      "COF Interest Rate" - A rate of interest per annum which is offered to the Borrower with respect to its outstanding Term Loans pursuant to the second paragraph of ss.1.4 and which is accepted by the Borrower as described therein.

      "COF Loan" - The aggregate principal amounts of all Term Loans which bear interest at a COF Interest Rate.

      "COF Rate" - A fixed rate of interest per annum determined by the Bank as described in the second paragraph of ss.1.4.

      "Collateral" - All property now or hereafter owned by the Borrower or in which the Borrower now or hereafter has any interest which is now or hereafter described as "Collateral" in the Security Agreement.

      "Default" - Any event or circumstance which, with the passage of time or the giving of notice or both, could become an Event of Default.

      "Earnings Available" - The consolidated Net Income (or consolidated Net
Loss) of the Borrower and Subsidiaries for any period, plus, without duplication of any item, (i) all federal and state income taxes (but not taxes in the nature of an ad valorem property tax or a sales or excise tax) paid or accrued with respect to such period, (ii) all interest on any Indebtedness (whether senior debt or subordinated debt) paid or accrued by the Borrower and/or any of its Subsidiaries for such period and actually deducted on the consolidated books of the Borrower for the purposes of computation of consolidated Net Income (or consolidated Net Loss) for the period involved, and (iii) the amount of the provision for depreciation and/or amortization actually deducted on the consolidated books of the Borrower for the purposes of computation of consolidated Net Income (or consolidated Net Loss) for the period involved.

      "ERISA" - The Employee Retirement Income Security Act of 1974, as amended.

      "Eurocurrency Liabilities" - Has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as in effect from time to time, or in any successor regulation relating to the liabilities described in said Regulation D.

      "Event of Default" - As defined in ss.5.1.

      "FDIC" - The Federal Deposit Insurance Corporation or any successor thereto.

      "Fixed Interest Rate" - As to any LIBOR Loan, the applicable LIBOR Interest Rate; and as to the COF Loan, the applicable COF Interest Rate.

      "Fixed Rate Loan" - All or any portion of any Term Loan which bears interest at a Fixed Interest Rate.

      "Floating Rate" - As defined in ss.1.4.

      "Floating Rate Loan" - All or any portion of any Term Loan which bears interest at a rate calculated with reference to the Prime Rate.

      "Impositions" - All present and future taxes, levies, duties, impositions, deductions, charges and withholdings applicable to the Bank with respect to any Fixed Rate Loan, excluding, however, any taxes imposed directly on the Bank's income and any franchise taxes imposed on it by the jurisdiction under the laws of which the Bank is organized or any political subdivision thereof.

      "Indebtedness" - All obligations of a Person, whether current or long-term, senior or subordinated, which in accordance with generally accepted accounting principles would be included as liabilities upon such Person's balance sheet at the date as of which Indebtedness, is to be determined, and shall also include guaranties, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, whether by agreement to purchase or otherwise acquire the obligations of others, including any agreement, contingent or otherwise, to furnish funds through the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

      "Interest Payment Date" - As to each LIBOR Loan, the last day of Interest Period applicable to such LIBOR Loan.

      "Interest Period" - As to each LIBOR Loan, the period commencing with the date of the making of such LIBOR Loan and ending three months thereafter; provided that (A) any such Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day occurs in a new calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (B) any such Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall end on the last Business Day of such calendar month, and (C) no Interest Period may be selected as to any principal amount of any Term Loan if such Interest Period would end after the regularly-scheduled due date of such principal amount.

      "LIBOR" - With respect to each Interest Period for a LIBOR Loan, that rate per annum (rounded upward, if necessary, to the nearest 1/32nd of one percent) which represents the offered rate for deposits in U.S. Dollars, for a period of time comparable to such Interest Period, which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on that day that is two (2) London Banking Days preceding the first day of such Interest Period; provided, however, that if the rate described above does not appear on the Telerate System on any applicable interest determination date, LIBOR for such Interest Period shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to such Interest Period shown on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on that day that is two
(2) London Banking Days prior to the beginning of such Interest Period. "London Banking Day" shall mean any date on which commercial banks are open for business in London. If both the Telerate and Reuters systems are unavailable, then LIBOR for any Interest Period will be determined on the basis of the offered rates for deposits in U.S. Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m., London time, on that day that is two (2) London Banking Days preceding the first day of such Interest Period, as selected by the Bank. The principal London office of each of four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m., New York City time, on that day that is two London Banking Days preceding the first day of such Interest Period. In the event that the Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR for the proposed Interest Period cannot be determined. The Bank shall give prompt notice to the Borrower of LIBOR as determined for each LIBOR Loan and such notice shall be deemed presumptively correct, absent manifest error.

      "LIBOR Interest Rate" - For any Interest Period, an interest rate per annum, expressed as a percentage, determined by the Bank pursuant to the following formula:

                   *LIR =       LIBOR   + 2.25
                             ----------
                             [1.00 - RR]

                         Where LIR   =     LIBOR Interest Rate
                         LIBOR       =     See definition of LIBOR
                         RR          =     Reserve Rate

                   *LIR and each component thereof to be rounded upwards to the next higher 1/32nd of 1%

The LIBOR Interest Rate will be adjusted during any Interest Period to reflect any change in the Reserve Rate during such Interest Period.

      "LIBOR Loan" - All or any portion of a Term Loan which bears interest at a LIBOR Interest Rate.

      "Loan Documents" - Each of this letter agreement, the Term Note, the Security Agreement and each other instrument, document or agreement evidencing, securing, guaranteeing or relating in any way to any of the Term Loans, all whether now existing or hereafter arising or entered into.

      "London" - The City of London in England.

      "Net Income" (or "Net Loss") - The book net income (or book net loss, as the case may be) of a Person for any period, after all taxes actually paid or accrued and all expenses and other charges determined in accordance with generally accepted accounting principles consistently applied.

      "Net Quick Assets" - Such current assets of the Borrower as consist of cash, Cash-Equivalents, Readily-Marketable Securities and outstanding Receivables (net of appropriate reserves).

      "Obligations" - All Indebtedness, covenants, agreements, liabilities and obligations, now existing or hereafter arising, made by the Borrower with or for the benefit of the Bank or owed by the Borrower to the Bank in any capacity.

      "PBGC" - The Pension Benefit Guaranty Corporation or any successor thereto.

      "Person" - An individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

      "Premises" - As defined in Subsection 2.1(j).

      "Prime Rate" - That variable rate of interest per annum designated by the Bank, from time to time, as being its prime rate, it being understood that such rate is merely a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

      "Qualifying Equipment" - Equipment purchased by the Borrower for use in the Borrower's business which meets all of the following criteria: (i) such equipment consists of one of the items shown on the equipment list heretofore delivered by the Borrower to the Bank or has otherwise been approved by the Bank for use in supporting a Term Loan (such approval not to be unreasonably withheld), (ii) each item of such equipment has been delivered to and installed at the Premises and has become fully operational, and (iii) the Borrower has paid in full for each item of such equipment (or is paying for each such item substantially simultaneously with the making of the relevant Term Loan) and holds title to same, free of all interests and claims of any other Person (other than the security interest of the Bank).

      "Qualifying Leasehold Improvements" - Fixtures and leasehold improvements purchased by the Borrower which meet all of the following criteria: (i) such fixtures and leasehold improvements consist of one or more of the items shown on the equipment list heretofore delivered by the Borrower to the Bank or have otherwise been approved by the Bank for use in supporting a Term Loan, (ii) each item of such fixtures and leasehold improvements has been built into or installed at the Premises and has become fully operational, and (iii) the Borrower has paid in full for each item of such fixtures and leasehold improvements (or is paying for each such item substantially simultaneously with the making of the relevant Term Loan) and holds title to same, free of all liens and interests of any other Person (other than the security interest of the Bank pursuant to the Security Agreement and except that items so built into the relevant premises as to become an integral part of the real estate may become the property of the owner of such premises).

      "Readily-Marketable Securities" - Such securities as are publicly traded on the New York Stock Exchange, on the American Stock Exchange or on the NASDAQ National Market System.

      "Receivables" - As to any Person, all of such Person's present and future accounts receivable for goods sold or for services rendered.

      "Reserve Rate" - The aggregate rate, expressed as a decimal, at which the Bank would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulation relating to such reserve requirements) against Eurocurrency Liabilities, as well as any other reserve required of the Bank with respect to the LIBOR Loans. The LIBOR Interest Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Rate.

      "SEC" - The Securities and Exchange Commission or any successor thereto.

      "Subordinated Debt" - Any Indebtedness of the Borrower which is expressly subordinated, pursuant to a subordination agreement in form and substance satisfactory to the Bank, to all Indebtedness now or hereafter owed by the Borrower to the Bank.

      "Subsidiary" - Any corporation or other entity of which the Borrower and/or any of its Subsidiaries, directly or indirectly, owns, or has the right to control or direct the voting of, fifty (50%) percent or more of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances).

      "Tangible Net Worth" - An amount equal to the total assets of any Person (excluding (i) the total intangible assets of such Person, (ii) any minority interests in Subsidiaries and (iii) any assets representing amounts due from any officer or employee of such Person or from any Subsidiary of such Person) minus the total liabilities of such Person. Total intangible assets shall be deemed to include, but shall not be limited to, the excess of cost over book value of acquired businesses accounted for by the purchase method, formulae, trademarks, trade names, patents, patent rights and deferred expenses (including, but not limited to, unamortized debt discount and expense, organizational expense, capitalized software costs and experimental and development expenses).

      "Total Liabilities" - All Indebtedness of the Borrower and/or any Subsidiary of the Borrower (secured or unsecured, senior or subordinated) which would properly be included in liabilities shown on a consolidated balance sheet of the Borrower prepared in accordance with generally accepted accounting principles.

      "Unencumbered Cash Balance" - At any time, the total of all cash, Cash-Equivalents and Readily-Marketable Securities of the Borrower which are not subject to any pledge, lien, encumbrance or other similar restriction, other than in favor of the Bank.

      Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

      This letter agreement is executed, as an instrument under seal, as of the day and year first above written.

                                          Very truly yours,

                                          BIOTRANSPLANT INCORPORATED


                                          By ____________________________
                                             Name:
                                             Title:

Accepted and agreed:

FLEET NATIONAL BANK


By ____________________________
   Name:
   Title:

                               DISCLOSURE SCHEDULE

Item 2.1(a)       Jurisdictions in which Borrower is qualified

Item 2.1(b)       5% Stockholders

Item 2.1(e)       Litigation schedule

Item 2.1(j)       Collateral locations; record owner of each location

Item 4.1          Existing Indebtedness

Item 4.2          Existing Liens

Item 4.3          Existing Guaranties

Item 4.6          Existing Investments

Item 5.1(n)       Permitted 50% Stockholders

                         SECURITY AGREEMENT (EQUIPMENT)

      SECURITY AGREEMENT (EQUIPMENT) dated as of August 10, 1999 by and between BioTransplant Incorporated, a Delaware corporation (the "Debtor") and Fleet National Bank (the "Secured Party").

      WHEREAS, the Debtor and the Secured Party are parties to that certain letter agreement of even date herewith (the "Letter Agreement") pursuant to which the Secured Party may from time to time advance to the Debtor certain term loans (the "Term Loans") for the purpose of acquisition of certain items of equipment and leasehold improvements; and

      WHEREAS, the Term Loans are evidenced by the Debtor's $1,000,000 face principal amount promissory note of even date herewith (the "Term Note") payable to the order of the Secured Party; and

      WHEREAS, as a condition to the making of any Term Loan, the Secured Party requires that the Debtor grant to the Secured Party a security interest in the Collateral (as defined in Section 1);

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby act and agree as follows:

      1. Definitions. As used in this Security Agreement, the following terms have the following meanings:

      "Collateral"  - All of the Equipment and all of the following:

      (a) all warranties, licenses, contract rights and other rights and interests (other than any such warranties, licenses, contract rights or other rights or interests which are by their terms non-assignable) pertaining to any of the Equipment and/or the use thereof, all whether now or hereafter existing or owned by the Debtor or in which the Debtor shall now or hereafter have any interest; and

      (b) all liens, guaranties, securities, rights, remedies and privileges pertaining to, and all proceeds (including, without limitation, insurance proceeds) of and all accessions to, any of the foregoing items of Collateral, all whether now or hereafter existing or owned by the Debtor or in which the Debtor shall now or hereafter have any interest.

      "Equipment" - All of the items listed on Exhibit A hereto, as same may be from time to time supplemented, and all accessions, additions, substitutions or replacements to or for any of such items and all attachments, components, accessories, parts and supplies relating thereto; all whether affixed or moveable and wherever located, and whether now existing and owned by the Debtor or herewith arising or acquired. As used herein, "Equipment" may include items of


                                 BIOTRANSPLANT
equipment (as defined in the UCC), fixtures (as defined in the UCC) and leasehold improvements.

      "Event of Default" - The occurrence of any one or more of the following:
(i) any "Event of Default" as defined in any Loan Document; or (ii) any representation or warranty by the Debtor contained in this Security Agreement shall prove to have been inaccurate or incomplete in any material respect on the date when made; or (iii) the failure or default by the Debtor under any of Subsections 4(a), 4(d), 4(e) or 4(g); or (iv) any failure by the Debtor to perform or observe any of its other obligations or agreements under this Security Agreement, which failure remains uncured for thirty (30) days after notice thereof has been given to the Debtor.

      "Lien" - Any lien, charge, encumbrance or security interest, whether voluntary or involuntary.

      "Loan Documents" - This Security Agreement, the Letter Agreement, the Term Note and any other instruments, documents or other agreements made by the Debtor with or in favor of the Secured Party in connection with any Term Loan, all whether now existing or hereafter entered into or delivered. Notwithstanding anything to the contrary contained herein, the term "Loan Documents" will not be deemed to include the letter agreement dated September 5, 1997 between the Secured Party and the Debtor, the Security Agreement (Equipment) dated September 5, 1997 from the Debtor to the Secured Party nor the $500,000 face principal amount promissory note dated September 5, 1997 issued by the Debtor to the Secured Party.

      "Obligations" - Each Term Loan, the Term Note and any and all other indebtedness, liabilities or obligations of the Debtor, joint or several, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, to or for the benefit of the Secured Party, which arise out of or relate to any Term Loan.

      "Person"  - As defined in the Letter Agreement.

      "Premises" - All locations (whether owned, leased, operated or otherwise used by the Debtor) in which any of the Equipment is or will be located, all of which are listed on Exhibit B hereto together with the record owner of each such location.

      "Security Agreement" - This Security Agreement (Equipment), as same may be from time to time amended.

      "UCC" - The Uniform Commercial Code as in effect from time to time in Massachusetts, except that with respect to Collateral located or deemed located in any other jurisdiction, such term shall refer to the Uniform Commercial Code as in effect in each such other jurisdiction.

      Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

                                 BIOTRANSPLANT

      2. Grant of Security Interest. As security for the full and timely satisfaction of the Obligations, the Debtor hereby grants to the Secured Party a continuing security interest in the Collateral, and in each item thereof, all to the maximum extent that the Debtor has an interest therein or at any time in the future obtains such an interest.

      3. Representations and Warranties. The Debtor represents and warrants to the Secured Party that:

      (a) The execution, delivery and performance by the Debtor of this Security Agreement, including the security interests herein granted or intended to be granted, have been duly authorized by all necessary corporate and other action and do not and will not:

         (i) require any waiver, consent or approval of the Debtor's shareholders, any governmental authority or any other Person;

         (ii)  contravene the Debtor's charter or by-laws;

         (iii) violate any provision of, or require any filing (other than the filing of financing statements under the UCC with respect to the security interests herein granted), registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Debtor;

         (iv) result in a breach of or constitute a default or require any waiver or consent under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Debtor is party or by which it or any of its properties are bound; or

         (v) result in, or require, the creation or imposition of any Lien (other than as created hereunder) upon or with respect to any of the properties now owned or hereafter acquired by the Debtor.

      (b) This Security Agreement has been duly executed and delivered on behalf of the Debtor and is a legal, valid and binding obligation of the Debtor.

      (c) No Obligation has been or will hereafter be incurred on account of personal, family or household purposes.

      (d) The principal place of business and chief executive offices of the Debtor are located at Third Avenue, Building 75, Charlestown Navy Yard, Charlestown, Massachusetts 02129 and all of the books and records of the Debtor are kept at that location. Except as described on Exhibit B hereto, none of the Collateral is kept at any other location. The Debtor is a tenant in its

                                 BIOTRANSPLANT

Premises and the record owner of each location constituting the Premises is as set forth on Exhibit B hereto.

      (e) The Debtor does not conduct business under any trade name or style other than its corporate name.

      (f) The Debtor owns the Collateral free and clear of all Liens except (i) Liens in favor of the Secured Party, and (ii) the Lien of taxes not yet due and payable or contested in good faith by the Debtor by appropriate proceedings which serve to stay the enforcement thereof and as to which the Debtor has established and is maintaining adequate reserves.

      (g) This Agreement, coupled with the filing of appropriate UCC financing statements with appropriate public offices and the giving of value by the Secured Party, creates in favor of the Secured Party a valid and perfected first priority security interest in all of the Collateral.

      (h) The Equipment has been accepted by the Debtor and is in good repair, working order and condition, and the Debtor has not asserted (and the Debtor knows of no basis for) any material warranty or other claim against any seller or manufacturer thereof.

      4. Covenants. (a) Payment and Performance. The Debtor shall unconditionally pay when due or within any applicable grace period (or on demand, if so payable) each Obligation and shall duly and punctually perform each Obligation.

      (b) Further Assurances. The Debtor will from time to time at its expense, upon the Secured Party's request, promptly execute and deliver all such further instruments and documents, and take all such further action, as the Secured Party may reasonably request in order to perfect and/or protect the security interests granted or intended to be granted hereby or to enable the Secured Party to enforce its rights and remedies hereunder with respect to any Collateral. Without limitation of the foregoing, as a precondition to the making of each Term Loan, the Debtor will execute and deliver to the Secured Party (i) an agreement in form and substance satisfactory to the Secured Party amending Exhibit A hereto by adding to same (without deleting any items of Equipment previously shown thereon) a list of the additional items of equipment and/or leasehold improvements to be purchased (or with respect to which the Debtor is to be reimbursed) with the proceeds of such Term Loan and all such additional items will thereupon be deemed included in the Equipment described in this Security Agreement, (ii) UCC financing statements which will be sufficient (when filed) to give the Secured Party a fully perfected first security interest in all of such additional items, and (iii) a certificate of the Debtor confirming that the representation and warranties contained in Section 3 above remain true and correct as of the date of such Term Loan and taking into account such additional items of equipment and/or leasehold improvements.

      (c) Information. The Debtor shall maintain complete and accurate records of all of its Collateral and its dealings with respect thereto in accordance with generally accepted accounting principles applied on a consistent basis. Upon reasonable notice from time to time at reasonable times during normal business hours (and at any time and without notice after the occurrence and during the continuance of an Event of Default), the Debtor shall permit the Secured Party and its employees, representatives and agents access to the Premises and the Secured Party shall have the right to inspect the Collateral and make copies of such books and records. The Debtor shall from time to time furnish to the Secured Party such information concerning the Collateral as the Secured Party may reasonably request, and will promptly notify the Secured Party if any representation or warranty of the Debtor in Section 3 hereof becomes inaccurate, incomplete or misleading in any material respect.

      (d) Insurance. The Debtor shall at its expense maintain fire and extended coverage insurance policies insuring the Equipment, with responsible and reputable insurance companies or associations, in amounts sufficient to provide for full replacement cost coverage (with agreed amount endorsement), and in any event not less than the amount necessary to avoid co-insurance. All such insurance shall name the Secured Party as secured party and first loss payee. All policies of such insurance shall contain a provision forbidding cancellation of such insurance either by the carrier or by the insured without at least 15 days' prior written notice to the Secured Party. The Debtor shall upon the Secured Party's request deliver to the Secured Party duplicate policies of such insurance and/or binders, certificates or other evidence thereof (with evidence of premiums having been paid) from the insurer or a reputable insurance broker. In case of any casualty, loss or damage to which the following sentence is not applicable, the Debtor shall, in its sole discretion, either (a) make the necessary repairs or replacements and shall be entitled to be reimbursed therefor from and to the extent of the proceeds of such insurance or (b) have all such insurance proceeds paid to the Secured Party for application in the order provided in Subsection 8(c) below (provided that the option set forth in this clause (b) cannot be elected unless such insurance proceeds are sufficient, or the Debtor makes other payments, so that the Term Loan (or portion thereof) which relates to the damaged or destroyed items of Equipment is paid in full). Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of Equipment shall be paid and applied as specified in Subsection 8(c) below.

      (e) Title; Sale or Removal of Collateral. The Debtor shall not create or suffer to exist any Lien in or on any of the Collateral, except (i) the Lien of the Secured Party and (ii) the Lien of taxes not yet due and payable or contested in good faith by the Debtor by appropriate proceedings which serve to stay the enforcement thereof and as to which the Debtor has established and is maintaining adequate reserves. The Debtor shall not, without the Secured Party's prior written approval, sell, transfer or remove any item of Collateral from the Premises or otherwise dispose of any of the Collateral; provided that the Debtor may move the Collateral to any other location if the Debtor gives the Secured Party not less than thirty (30) days' prior written notice of such move and provides all such financing statements and other documentation as may be necessary to protect, perfect and/or confirm the first priority security interests granted or intended to be granted in this Security Agreement (the Debtor agreeing to use its best efforts to obtain reasonably satisfactory landlord's waivers). The Debtor (i) shall maintain books and records relating to Collateral only as described in Subsection 3(d) above, (ii) will not move its chief executive office or principal place of business from the location described in Subsection 3(d) above, (iii) will not change its name or identity (or use any trade name or style except as described in Subsection 3(e) above), and (iv) will not make or suffer to be made any change in its corporate structure except, in each case, in compliance with the requirements of Section 4.10 of the Letter Agreement.

      (f) Maintenance and Use of Equipment. The Debtor will maintain all Equipment in good order and condition, making all necessary repairs thereto. The Debtor will not suffer any waste or destruction of any Equipment, nor use any Equipment in violation of any applicable law or any insurance thereon. The Debtor will promptly restore or replace any Equipment damaged or destroyed by fire or other casualty, or, at its option, may have all insurance proceeds relating to such damaged or destroyed items of Equipment paid to the Secured Party for application in the order provided in Subsection 8(c) below (provided that such option not to restore and replace Equipment cannot be elected unless such insurance proceeds are sufficient, or the Debtor makes other payments, so that the Term Loan (or portion thereof) which relates to the damaged or destroyed items of Equipment is paid in full). The Debtor shall promptly furnish to the Secured Party a statement as to any casualty, loss or damage in excess of $10,000 to any Equipment.

      (g) Taxes. The Debtor promptly shall pay, as they become due and payable, all taxes, unemployment contributions and all other charges of any kind or nature levied, assessed or claimed against the Debtor or the Collateral by any Person whose claim could result in a Lien upon any of the Collateral, except to the extent such taxes, contributions or other charges are being contested in good faith and by appropriate proceedings which operate as a matter of law to stay the enforcement of any such Lien and adequate reserves have been established and are maintained by the Debtor.

      5. Secured Party Appointed Attorney-in-Fact. (a) The Debtor hereby irrevocably appoints the Secured Party as the Debtor's attorney-in-fact, but effective only after the occurrence and during the continuance of any Event of Default, with full authority in the name, place and stead of the Debtor, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation, to obtain and adjust any insurance required pursuant to this Security Agreement and/or the Letter Agreement.

      (b) The power of attorney granted pursuant to this Section 5 is a power coupled with an interest and shall be irrevocable until the Obligations are paid indefeasibly in full.

      6. Secured Party May Perform. If the Debtor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Debtor as provided under Section 9 hereof, with interest as provided in the Letter Agreement.

      7. Secured Party's Duties. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral actually in its possession and the accounting for monies actually received by it hereunder, the Secured Party shall have no duty as to any Collateral. The Secured Party shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Collateral, except for those arising out of or in connection with the Secured Party's negligence, gross negligence or willful misconduct. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own like property, it being understood that the Secured Party shall be under no obligation to take any necessary steps to collect any Collateral or preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of the Debtor and shall be added to the Obligations.

      8. Remedies. If any Event of Default shall have occurred and be continuing:

      (a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC and also may without limitation:

      (i) require the Debtor to, and the Debtor hereby agrees that it will, at its expense and the upon reasonable request of the Secured Party, forthwith, assemble all or any part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party which is or are reasonably convenient to the respective parties;

      (ii) itself or through agents, without notice to any Person and without judicial process of any kind, enter the Debtor's Premises (or any other premises or location where any Collateral may be) and take physical possession of any Collateral or disassemble, render unusable and/or repossess any of the same, and the Debtor shall peacefully and quietly yield up and surrender the same; and

      (iii) without notice except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as are commercially reasonable.

      (b) The Secured Party may maintain possession of Collateral at the Premises or remove the same or any part thereof to such places as the Secured Party may elect. The Debtor agrees that, to the extent notice of sale shall be required by law, 10 days' prior written notice to the Debtor shall constitute reasonable notification. Notice of any public or private sale shall be sufficient if it describes the Collateral to be sold in general terms, stating the items or amounts thereof and the location and nature thereof, and (as to a notice of public sale only) is published at least once in any newspaper selected by the Secured Party and of general circulation in the locale of such sale, not less than 10 days prior to the sale. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given and may be the purchaser at any such sale, if public, to the extent permitted by applicable law, free from any right of redemption. The Debtor shall be fully liable for any deficiency. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

      (c) Any cash or other proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, shall be applied by the Secured Party in the following order of priorities:

      First, to the payment of the reasonable costs and expenses of any sale or other reasonable expenses (including, without limitation, reasonable legal fees and expenses), liabilities and advances made or incurred by the Secured Party in connection therewith or referred to in Section 9 or provided for by the Letter Agreement;

      Next, to payment of interest on and principal of the Term Note and other charges relating thereto (in such order as may be provided for in the Letter Agreement or as otherwise determined by the Secured Party);

      Next, to the payment of any other Obligations; and

      Finally, after payment in full of all Obligations, to the payment to the Debtor or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining of such cash.

      9. Expenses and Indemnification. The Debtor agrees to reimburse the Secured Party for and to indemnify and hold harmless the Secured Party from and against any and all liability, loss, damage, and all costs or expenses (including, without limitation, reasonable fees and disbursements of counsel, experts and agents) imposed on, incurred by or asserted against the Secured Party arising out of or in connection with: preparation of this Security Agreement, the documents relating hereto, or amendments, modifications or waivers hereof; taxes (excluding any corporate excise or income taxes payable by the Secured Party by reason hereof or otherwise) and other governmental charges in connection with this Security Agreement and the Collateral; exercise of the Secured Party's rights with respect to this Security Agreement and the Collateral; any enforcement, collection or other proceedings resulting therefrom or any negotiations or other measures to preserve the Secured Party's rights hereunder; the custody or preservation of, or the sale of or other realization upon, any of the Collateral; any failure by the Debtor to perform or observe any of the provisions of this Security Agreement; any investigative, administrative or judicial proceeding (whether or not the Secured Party is designated a party thereto) relating to or arising out of this Security Agreement; or any bankruptcy, insolvency or other similar proceeding relating to the Debtor, unless the Secured Party was at fault with respect to such liability, loss, damage, cost or expense or acted in bad faith with respect thereto. The

Debtor's obligations under the preceding sentence shall constitute Obligations and shall survive the termination of this Security Agreement.

      10. Termination. This Security Agreement shall remain in full force and effect so long as any Obligation remains outstanding. Upon the satisfaction in full of all of the monetary Obligations, the Secured Party shall, at the Debtor's expense, promptly execute and deliver to the Debtor all instruments of assignment or otherwise as may be necessary to establish full title of the Debtor to any of the Collateral, subject to any prior sale or other disposition thereof pursuant to Section 8. Until then, this Security Agreement shall itself constitute conclusive evidence of the validity, effectiveness and continuing force hereof, and any Person may rely hereon.

      11. Waiver; Rights Cumulative. No failure to exercise and no delay in exercising, on the part of the Secured Party, any right or remedy hereunder or otherwise shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right or remedy. Waiver by the Secured Party of any right or remedy on any one occasion shall not be construed as a bar to or waiver thereof or of any other right or remedy on any future occasion. The Secured Party's rights and remedies hereunder and under the Loan Documents shall be cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

      The provisions of this Security Agreement are not in derogation or limitation of any obligations, liabilities or duties of the Debtor under any of the other Loan Documents or any other agreement with or for the benefit of the Secured Party. No inconsistency in default provisions between this Security Agreement and any of the other Loan Documents or any such other agreement will be deemed to create any additional grace period or otherwise derogate from the express terms of each such default provision. No covenant, agreement or obligation of the Debtor contained herein, nor any right or remedy of the Secured Party contained herein, shall in any respect be limited by or be deemed in limitation of any inconsistent or additional provisions contained in any of the other Loan Documents or any such other agreement.

      12. Severability. In the event that any provision of this Security Agreement or the application thereof to any Person, property or circumstance shall be held to any extent to be invalid or unenforceable, the remainder of this Security Agreement and the application of such provision to Persons, properties and circumstances other than those as to which it has been held invalid or unenforceable shall not be affected thereby, and each provision of this Security Agreement shall be valid and enforceable to the fullest extent permitted by law.

      13. Binding Effect; Assignment. This Security Agreement shall be binding upon the Debtor and its successors and assigns and shall inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns.

      14. Notices. All notices and other communications under or relating to this Security Agreement shall be given in the manner and to the addresses of the parties provided for in ss.6.4 of the Letter Agreement.

      15. Headings. Section headings in this Security Agreement are included herein for convenience of reference only and shall not constitute a part of this Security Agreement for any other purpose.

      16. Governing Law. This Security Agreement shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts, except that the creation, perfection and enforcement of security interests in any Collateral located in jurisdictions other than Massachusetts will be governed by the laws of the respective jurisdictions in which such Collateral is located.

      IN WITNESS WHEREOF, the Debtor and the Secured Party have caused this Security Agreement to be executed, as an instrument under seal, by their respective officers thereunto duly authorized, as of the date first above written.

                                          BIOTRANSPLANT INCORPORATED

                                          By_____________________________
                                             Name:
                                             Title:


                                          FLEET NATIONAL BANK

                                          By_____________________________
                                             Name:
                                             Title:

      EXHIBIT A - Equipment list

      EXHIBIT B - Locations in which Equipment is located, including owners of real estate

                                    EXHIBIT A
                                 EQUIPMENT LIST

                  Equipment list for first Term Loan attached.
        Supplemental lists to be provided for each subsequent Term Loan.

                                    EXHIBIT B
                              COLLATERAL LOCATIONS

Location                                        Record Owner
--------                                        ------------

Third Avenue, Building 75                       The Boston Redevelopment
Charlestown Navy Yard                           Authority (ground lessee:
Charlestown, MA  02129                          BioLease, Inc.)

                                 PROMISSORY NOTE

$1,000,000.00                                              Boston, Massachusetts
                                                                 August 10, 1999

      FOR VALUE RECEIVED, the undersigned BioTransplant Incorporated, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of FLEET NATIONAL BANK (the "Bank") the principal amount of One Million and 00/100 ($1,000,000.00) Dollars or such portion thereof as may be advanced by the Bank pursuant to ss.1.2 of that certain letter agreement of even date herewith between the Bank and the Borrower (the "Letter Agreement") and remains outstanding from time to time hereunder ("Principal"), with interest, at the rate hereinafter set forth, on the daily balance of all unpaid Principal, from the date hereof until payment in full of all Principal and interest hereunder.

      Interest on all unpaid Principal shall be due and payable monthly in arrears, on the first day of each month, commencing on the first such date after the advance of any Principal and continuing on the first day of each month thereafter and on the date of payment of this note in full, at a fluctuating rate per annum (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) which shall at all times (except as provided in the next following sentence) be equal to the Prime Rate, as in effect from time to time (but in no event in excess of the maximum rate permitted by then applicable law), with a change in the aforesaid rate of interest to become effective on the same day on which any change in the Prime Rate is effective; provided, however, that (A) if a LIBOR Interest Rate (as defined in the Letter Agreement) shall have become applicable to all or any portion of the outstanding Principal for any Interest Period (as defined in the Letter Agreement), then interest on such Principal or portion thereof shall accrue at said applicable LIBOR Interest Rate for such Interest Period and shall be payable on the Interest Payment Date (as defined in the Letter Agreement) applicable to such Interest Period, and (B) if a COF Interest Rate (as defined in the Letter Agreement) shall have become applicable to the outstanding Principal, then interest on the outstanding Principal shall accrue at said COF Interest Rate and shall be paid on the first day of each month. Overdue Principal and, to the extent permitted by law, overdue interest shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum plus (ii) the per annum rate otherwise payable under this note with respect to the Principal which is overdue (or as to which such interest is overdue) (but in no event in excess of the maximum rate permitted by then applicable law), compounded monthly and payable on demand. As used herein, "Prime Rate" means that variable rate of interest per annum designated by the Bank from time to time as its prime rate, it being understood that such rate is merely a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. If the entire amount of any required Principal and/or interest is not paid within ten (10) days after the same is due, the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

      All outstanding Principal shall be repaid by the Borrower to the Bank in 36 equal consecutive monthly installments (each in an amount equal to 1/36th of the total Principal outstanding at the close of business on December 31, 1999), such installments to commence

January 31, 2000 and to continue thereafter on the last Business Day (as defined in the Letter Agreement) of each month through and including December 31, 2002, on which date all then remaining Principal and all interest accrued but unpaid thereon will be due and payable in full.

      The Borrower may at any time and from time to time prepay all or any portion of any Term Loan (as defined in the Letter Agreement), but, as to Fixed Rate Loans (as defined in the Letter Agreement), only at the times and in the manner, and (under certain circumstances) with the additional payments, provided for in the Letter Agreement. Any prepayment of Principal, in whole or in part, will be without premium or penalty (but, in the case of Fixed Rate Loans, may require payment of additional amounts, as provided for in the Letter Agreement). Each Principal prepayment shall be accompanied by payment of all interest on the prepaid amount accrued but unpaid to the date of payment. Any partial prepayment of Principal will be applied against Principal installments in inverse order of normal maturity.

      Payments of both Principal and interest shall be made, in lawful money of the United States in immediately available funds, at the office of the Bank located at One Federal Street, Boston, Massachusetts 02110, or at such other address as the Bank may from time to time designate.

      The undersigned Borrower irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to this note or on the books of the Bank, at or following the time of making any Term Loan and of receiving any payment of Principal, an appropriate notation reflecting such transaction (including date, amount and maturity) and the then aggregate unpaid balance of Principal. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower hereunder or under the Letter Agreement. The unpaid Principal amount of this note, as recorded by the Bank from time to time on such schedule or on such books, shall constitute prima facie evidence of the aggregate unpaid principal amount of the Term Loans.

      The Borrower hereby, to the maximum extent permitted by applicable law,
(a) waives notice of and consents to any and all advances, settlements, compromises, favors and indulgences (including, without limitation, any extension or postponement of the time for payment), any and all receipts, substitutions, additions, exchanges and releases of collateral, and any and all additions, substitutions and releases of any person primarily or secondarily liable, (b) waives presentment, demand, notice (other than any such notices which are expressly provided for in the Letter Agreement or in the Security Agreement (as defined in the Letter Agreement)), protest and all other demands and notices (other than any such notices which are expressly provided for in the Letter Agreement or in the Security Agreement) generally in connection with the delivery, acceptance, performance, default or enforcement of or under this note, and (c) agrees to pay, to the extent permitted by law, all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Bank in enforcing this note and any collateral or security therefor, all whether or not litigation is commenced.

      This note is the Term Note referred to in the Letter Agreement and is entitled to the benefits of the Security Agreement. This note is subject to prepayment as set forth in the Letter

Agreement (which, in the case of Fixed Rate Loans, may require the making of certain additional payments, as provided for in the Letter Agreement). The maturity of this note may be accelerated upon the occurrence of an Event of Default, as provided in the Letter Agreement.

      THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED ON THIS NOTE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY RELATED DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PERSON. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND TO MAKE THE TERM LOANS AS CONTEMPLATED IN THE LETTER AGREEMENT.

      Executed, as an instrument under seal, as of the day and year first above written.

CORPORATE SEAL                            BIOTRANSPLANT INCORPORATED

ATTEST:


____________________________              By:__________________________
Secretary                                     Name:
                                              Title:


                                      -3-